UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)		02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On November 13, 2013, the following officers of the Registrant each entered into an individual sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of the Registrant’s Class A common stock (each, a “Plan”): John Geist, Vice President – Sales; David L. Grinnell, Vice President – Brewing; Thomas W. Lance, Vice President – Operations; Ai-Li Lim, Vice President – Human Resources; William F. Urich, Chief Financial Officer; and Kathleen H. Wade, Vice President-Legal & Corporate Secretary. The maximum aggregate number of shares that may be sold pursuant to these Plans is 52,875 shares.

In addition, on November 14, 2013, C. James Koch, Chairman of the Registrant, entered into a Plan under which a maximum of 18,864 shares of Class A Common Stock may be sold. All shares that may be sold under Mr. Koch’s Plan will be shares of Class A common stock that Mr. Koch will have been issued by the Registrant upon the conversion of a like number of shares of Class B common stock, as is Mr. Koch’s right under the Registrant’s Articles of Organization.

The purpose of each Plan is to provide liquidity and investment diversification. Once executed, transactions under each Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: November 18, 2013	/s/ William F. Urich
William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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